Exhibit (q)(1)

ALLIANZ FUNDS

ALLIANZ FUNDS MULTI-STRATEGY TRUST

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

PREMIER MULTI-SERIES VIT

POWER OF ATTORNEY

We, the undersigned Trustees and Officers of Allianz Funds (“AF”), Allianz Funds Multi-Strategy Trust (“MST”), AllianzGI Institutional Multi-Series Trust (“IMST”) and Premier Multi-Series VIT (“Premier VIT,” and together with AF, MST and IMST, each a “Trust”) hereby severally constitute and appoint each of Thomas J. Fuccillo, Scott Whisten and Angela Borreggine, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him/her to sign for us, and in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of each Trust on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Sarah E. Cogan	Trustee	December 17, 2019
Sarah E. Cogan

/s/ Deborah A. DeCotis	Trustee	December 17, 2019
Deborah A. DeCotis

/s/ F. Ford Drummond	Trustee	December 17, 2019
F. Ford Drummond

/s/ Erick R. Holt	Trustee	December 17, 2019
Erick R. Holt

/s/ James A. Jacobson	Trustee	December 17, 2019
James A. Jacobson

/s/ Hans W. Kertess	Trustee	December 17, 2019
Hans W. Kertess

/s/ James S. MacLeod	Trustee	December 17, 2019
James S. MacLeod

/s/ William B. Ogden, IV	Trustee	December 17, 2019
William B. Ogden, IV

/s/ Alan Rappaport	Trustee	December 17, 2019
Alan Rappaport

/s/ Davey S. Scoon	Trustee	December 17, 2019
Davey S. Scoon

/s/ Thomas J. Fuccillo	Trustee, President and	December 17, 2019
Thomas J. Fuccillo	Chief Executive Officer

/s/ Scott Whisten	Treasurer and Principal	December 17, 2019
Scott Whisten	Financial and Accounting Officer